ARTICLES OF INCORPORATION

OF

GEO POINT RESOURCES, INC.

The undersigned, being the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, Chapter 78, of the Nevada Revised Statutes (the “NRS”), and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada (the “GCLN”), does hereby adopt and make the following Articles of Incorporation:

ARTICLE I - NAME

  The name of the corporation (hereinafter called the “Corporation”) is “Geo Point Resources, Inc.”

ARTICLE II - DURATION

The Corporation shall have perpetual existence.

ARTICLE III -- REGISTERED AGENT/LOCATION

The name of the Corporation’s resident agent in the State of Nevada is InCorp Services, Inc., and the street address of the said resident agent where process may be served on the Corporation is 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722.  The mailing address of the resident agent is PO Box 94438, Las Vegas, NV 89193-4438.

ARTICLE IV - PURPOSES AND POWERS

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the GCLN.

ARTICLE V - CAPITALIZATION

The aggregate number of shares which this Corporation shall have authority to issue is 110,000,000 shares, comprised of 100,000,000 shares of common stock of a par value of one mill ($0.001) per share, and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share.  The Board of Directors has the right to set the series, classes, rights, privileges, preferences or other terms and conditions of the preferred stock or of any class or series thereof, without stockholder approval, as provided in the GCLN, and to make any amendment of any issued class or series of preferred stock, without stockholder approval, unless restricted by the designation of any such class or series of preferred stock.  The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, the determination of the following:

(1)

the number of shares constituting a class or series, the distinctive designation of a class or series and the stated value of a class or series, if different from the par value;

(2)

whether the shares or a class or series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that class or series;

(3)

whether the shares or a class or series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

(4)

whether the shares or a class or series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

(5)

whether the shares or a class or series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

(6)

whether the shares or a or class or series will have a sinking fund for the redemption or purchase of the shares in the class or series and the terms and the amount of such sinking fund;

(7)

the right of the shares or a class or a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

(8)

the rights of the shares or a class or a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a class or a series; and

(9)

any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such shares or class or series as determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.

Stockholders shall not have pre-emptive rights to acquire unissued shares of stock of the Corporation; nor shall stockholders be entitled to vote cumulatively for the election of directors of the Corporation.

ARTICLE VI - BOARD OF DIRECTORS

The Corporation shall be governed by a Board of Directors that consists of not less than one nor more than nine directors.

ARTICLE VII -- INCORPORATOR

The name and address, either residence or business, of the incorporator signing these Articles of Incorporation is as follows:

Name                                                               Address

Asael T. Sorensen, Jr., Esq.

708 Cherapple Cir.

 Orem, UT  84097

ARTICLE VIII - CONTROL SHARES ACQUISITIONS

The Corporation expressly opts out of, or elects not to be governed by the “Acquisition of Controlling Interest” provisions contained in NRS Sections 378 through 3793, inclusive, all as permitted under NRS Section 378(1).

ARTICLE IX - COMBINATIONS WITH

INTERESTED STOCKHOLDERS

The Corporation expressly opts out of, and elects not to be governed by the “Combinations with Interested Stockholders” provisions contained in NRS Sections 411 through 444, inclusive, all as permitted under NRS Section 434.

ARTICLE X -- ELIMINATING PERSONAL LIABILITY

The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the GCLN.

ARTICLE XI - INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the GCLN, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XII - AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by GCLN, and all rights conferred upon stockholders herein are granted subject to this reservation.

To the full extent permitted under the GCLN, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation’s Articles of Incorporation.

ARTICLE XIII - BYLAWS

Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the GCLN and subject to stockholders’ rights to alter, amend or repeal the Bylaws under the GCLN.

ARTICLE XIV - CONFLICTS OF INTEREST

To the full extent contemplated by the GCLN, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested.  Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE XV - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of the stockholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting forward or reverse splits of all of the outstanding securities of the Corporation, pro rata, with appropriate adjustments to the Corporation’s capital accounts, provided that the re-capitalization does not require any amendment to the Articles of Incorporation of the Corporation.

ARTICLE XVI -AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board of Directors, without the consent of the stockholders, shall have the right to change the name of the Corporation to a name that reflects the industry or business in which the Corporation’s business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.  This provision shall not abrogate the rights of stockholders to otherwise change the name of the Corporation by amending the Corporation’s Articles of Incorporation in the manner prescribed in the GCLN.

IN WITNESS WHEREOF, the undersigned Incorporator hereby executes these Articles of Incorporation of Geo Point Resources, Inc., a Nevada corporation, on this13th day of June, 2012.

/s/Asael T. Sorensen, Jr.

Asael T. Sorensen, Jr., Esq.

Incorporator

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